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                                                                  EXHIBIT 10.55


                                                            SUBJECT TO APPROVAL
                                                       OF PRUDENTIAL SECURITIES
                                                        INCORPORATED'S BUSINESS
                                                               REVIEW COMMITTEE

                                                                October 2, 1997

Mr. Richard T. Welch
Chief Financial Officer and Treasurer
Vision Twenty-One, Inc.
7209 Bryan Dairy Road
Largo, Florida  33777

Dear Mr. Welch:

         This will confirm the understanding and agreement (the "Agreement") between Prudential Securities Incorporated ("Prudential Securities") and Vision Twenty-One, Inc. (the "Company") as follows:

1. The Company hereby engages Prudential Securities as its exclusive agent in arranging a bank credit facility of up to $50 million (the "Facility") for , and acceptable to the Company with a limited number of commercial banks and/or other financial institutions (the "Investors").

2. Prudential Securities hereby accepts the engagement and in that connection agrees to:

         (a) assist the Company in the preparation of a Private Placement Memorandum (the "Memorandum") describing the Company and the Facility; which Memorandum shall not be made available to potential Investors until such Memorandum and its use shall be approved by the Company;

         (b)      use its best efforts to privately place the Facility; and

         (c) prepare with the assistance and approval of the Company any other communications to be used in arranging the Facility, whether in the form of letter, circular, notice or otherwise.

3. In connection with Prudential Securities' engagement, the Company will furnish Prudential Securities with any information concerning the Company which Prudential Securities reasonably deems appropriate and will provide Prudential Securities with access to the Company's officers, directors, accountants, counsel, and other advisors. The Company represents and warrants to Prudential Securities that all such information concerning the Company (including, without limitation, all information contained in the Memorandum and in communications prepared pursuant to paragraph 2(c) hereof) will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are


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          made. The Company represents and warrants to Prudential Securities that any financial projections or forecasts provided to Prudential Securities with respect to the Company represent the best currently available estimates by the management of the Company of the future financial performance by the company and are bases upon reasonable assumptions. The Company acknowledges and agrees that Prudential Securities will be using and relying upon such information supplied by the Company and its officers, agents and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Prudential Securities of the Company or its business or assets.

4. As compensation for the services to be rendered by Prudential Securities hereunder, at closing, the Company shall pay Prudential Securities a placement fee equivalent to: (a) the greater of (i) $200,000 or (ii) one-percent (1.0%) of the total amount committed under the Facility; plus (b) warrants to purchase 40,000 shares of the Company's common stock with a strike price equivalent to the closing price of the Company's common stock on the date of issuance of the warrants. Such compensation shall be payable with respect to any arrangement of the Facility or similar financing that occurs either (a) during the term of Prudential Securities' engagement hereunder regardless of whether the Investor was identified by Prudential Securities or (b) at any time during a period of 12 months following the effective date of termination of Prudential Securities' engagement hereunder and the Facility involves an Investor identified by Prudential Securities or with whom Prudential Securities substanially discussed the Facility during the term of its engagement hereunder.

          The Company shall also pay Prudential Securities a non-refundable retainer fee (the "Retainer Fee") upon the signing and execution of this engagement letter. The Retainer Fee shall consist of warrants to purchase 10,000 shares of the Company's common stock with a strike price equivalent to the closing price of the Company's common stock on the date of issuance of the warrants. The Retainer Fee shall become an obligation of the Company upon the Company's execution of this Agreement and said obligation shall remain in full force and effect until paid in full, regardless of whether or not the Company terminates the Agreement prior to the above execution date.


5. The Company shall reimburse Prudential Securities for its reasonable and customary out-of-pocket and incidental expenses not to exceed $20,000 withot the prior approval of the company, incurred during term of its engagement hereunder, including the fees and expenses of its legal counsel and those of any advisor retained by Prudential Securities.

6. Since Prudential Securities will be acting on behalf of the Company in connection with this engagement, the Company agrees to indemnify Prudential Securities as set forth in a separate letter agreement, dated the date hereof, between Prudential Securities and the Company.

7. The Company agrees that during the term of Prudential Securities' engagement hereunder it will not contact or solicit institutions or other entities other than the Investors as potential participants in the Facility.

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8.       The term of Prudential Securities' engagement hereunder as the
         Company's exclusive agent shall extend from the date hereof through March 31, 1997. Subject to the provisions of paragraphs 3 through 6, the last sentence of paragraph 8, and paragraphs 9 through 14 which shall survive any termination of this Agreement, either party may terminate the Prudential Securities' engagement hereunder at any time, with or without cause, by giving the other party at least 10 days' prior written notice. Upon the termination of the Prudential Securities' engagement, the Company shall send a letter to each Investor in form and substance acceptable to Prudential Securities' notifying them of such termination.

9. Any advice to be provided by Prudential Securities' under this Agreement, and the Memorandum, shall not be publicly disclosed or made available to third parties, other than the Investors, without Prudential Securities; prior consent except as may otherwise be required by (i) law or regulation, (ii) order of any court or (iii) order of any governmental agency. In addition, Prudential Securities may not be publicly referred to without its prior consent.

10. The Company represents and warrants to Prudential Securities that there are no brokers, representative or other persons which have an interest in compensation due to Prudential Securities from any transaction contemplated herein.

11. The benefits of this Agreement shall, together with the separate indemnity letter, inure to the benefit of respective successors and assigns of the parties hereto and of the indemnified parties hereunder and thereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

12. This Agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

13. Prudential Securities and the Company warrant to each other that each shall comply with all applicable state and federal securities laws in connection with the offers each makes on behalf of the Company under this agreement and Prudential Securities further warrants that it will make sales only to Accredited Investors or Qualified Institutional Buyers as defined under the rules and regulations of the Securities Act of 1933, as amended.

14. EACH OF PRUDENTIAL SECURITIES AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS) WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE ENGAGEMENT OF THE AGENTS PURSUANT TO, OR THE PERFORMANCE BY THE AGENTS OF THE SERVICES CONTEMPLATED BY THIS AGREEMENT.

Prudential Securities is delighted to accept this engagement and looks forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our agreement by

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signing the enclosed duplicate of this letter in space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

                                 PRUDENTIAL SECURITIES INCORPORATED

                                 By: /s/ Jon Burkland
                                    -------------------------------

                                 Title:  Jon Burkland, Director
                                       ----------------------------

AGREED:

VISION TWENTY-ONE, INC.

By:
   -----------------------------
Title:
      --------------------------

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